Exhibit 99.1

August 19, 2025

NovaBay Pharmaceuticals Enters Into $6 Million Securities Purchase Agreement with Investor David E. Lazar

Investment to support NovaBay’s continued public listing and provide funding for a future strategic transaction

EMERYVILLE, Calif. (August 19, 2025) – NovaBay® Pharmaceuticals, Inc. (NYSE American: NBY) (“NovaBay” or the “Company”) announces it has entered into a $6 million securities purchase agreement with private investor David E. Lazar for the purchase of the Company’s non-voting convertible preferred stock. NovaBay has received $3.85 million in the first of two closings under the agreement. Effective immediately, Mr. Lazar has been appointed NovaBay’s Chief Executive Officer and a director of the Company. Former Chief Executive Officer Justin Hall has assumed the newly created position of Vice President of Business Development.

At NovaBay’s Special Meeting on April 16, 2025, stockholders authorized the Company’s Board of Directors, at its discretion, to liquidate and dissolve the Company. This securities purchase agreement and the related transactions, if successfully completed, will be in lieu of pursuing the liquidation and dissolution of NovaBay, and the Company’s common stock will continue to trade on the NYSE American exchange. The Company intends to use the proceeds of this investment transaction to pursue a strategic investment and/or acquisition. Additionally, NovaBay expects to declare a special cash dividend to its stockholders during the third quarter of 2025.

“In making this significant investment in NovaBay, I look forward to maintaining NovaBay’s public listing and actively exploring strategic opportunities to drive value for our stockholders,” said Mr. Lazar. “I appreciate the NovaBay Board’s unanimous support for this transaction and faith in my ability to widen the Company’s path towards strategic alternatives.”

“David brings to NovaBay significant capital restructuring and reverse merger expertise, and I look forward to working with him to identify business opportunities and strategic alternatives that could be transformative for NovaBay,” said Mr. Hall. “Following our Board’s careful review of strategic options, we view this transaction with Mr. Lazar as the best path forward for our stockholders.”

In conjunction with the securities purchase agreement’s first closing, NovaBay has issued new shares of non-voting convertible Series D preferred stock in exchange for Mr. Lazar’s initial investment of $3.85 million. Completion of the investment transaction and the second closing is contingent on obtaining stockholder approval at the 2025 annual meeting of stockholders, which is expected to be held during the fourth quarter of 2025. Following stockholder approval and upon meeting certain other closing conditions, NovaBay will issue new shares of non-voting convertible Series E preferred stock with the second closing investment of $2.15 million. In connection with Mr. Lazar’s investment, he will have certain rights relating to the Board, which include the one-time right to continue to serve on the Board or nominate another candidate for election at the 2025 annual meeting of stockholders, and, after receipt of stockholder approval and the second closing, Mr. Lazar will have the right to nominate up to three additional directors to the Board, subject to his percentage ownership of the Company’s common stock at the time and certain other conditions.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. These forward-looking statements are based upon the Company and its management’s current expectations, assumptions, estimates, projections and beliefs. Such statements include, but are not limited to, statements regarding the securities purchase agreement with private investor David E. Lazar, the ability for the Company to pursue a strategic investment and/or acquisition and related matters. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in, or implied by, these forward-looking statements. Other risks relating to NovaBay’s business, including risks that could cause results to differ materially from those projected in the forward-looking statements in this press release, are detailed in the Company’s latest Form 10-K, subsequent Forms 10-Q and/or Form 8-K filings with the SEC, especially under the heading “Risk Factors.” The forward-looking statements in this release speak only as of this date, and the Company disclaims any intent or obligation to revise or update publicly any forward-looking statement except as required by law.

NovaBay Contact

Justin Hall

Vice President of Business Development

510-899-8800

jhall@novabay.com

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